As filed with the Securities and Exchange Commission on April 7, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Amendment No. 6)

MARKET DATA CONSULTANTS, INC.

 (Name of small business issuer in its charter)

DELAWARE	8742	98-0485299
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Rm 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective

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registration statement for the same offering [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer [ ]

Accelerated filer [ ]

Non-accelerated filer [ ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	200,000	$0.50	$100,000	$10.70
(1) This price was arbitrarily determined by Market Data Consultants, Inc. (2) Estimated only for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

MARKET DATA CONSULTANTS, INC.

200,000 SHARES

COMMON STOCK

This prospectus relates to the offer and sale of up to 200,000 shares of our common stock at a price of $0.50 per share. We will offer and sell a total of up to 200,000 shares on a “best efforts” basis directly through our officer and director who will not receive any commissions or remuneration for selling the shares.  Individual investors are not required to purchase any specified minimum number of shares.  There is no minimum total number of shares which must be sold in this offering, and no arrangements to place any of the proceeds of the offering in escrow. The offering will terminate upon the earlier of (i) the first anniversary of the date of this prospectus, (ii) the date on which all 200,000 shares have been sold, or (iii) the date on which we elect to terminate this offering. We can terminate this offering at any time.  We will provide notice of the termination of this offering in our periodic report filings.  The shares will not be offered through an underwriter and there are no minimum purchase requirements.  Net proceeds from sale of shares will be immediately available to us.

There is currently no trading market for our securities.

Investing in our common stock involves substantial risks, and investors should not buy these shares unless they can afford to lose their entire investment.

Please see “Risk Factors” beginning on Page 8 to read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Offering Price	Commissions	Proceeds Before Expenses and Commissions
Per Share	$0.50	None	$0.50
Total	$100,000	None	$100,000

The date of this prospectus is _________________, 2008

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Table of Contents

SUMMARY

5

RISK FACTORS

8

USE OF PROCEEDS

14

DETERMINATION OF OFFERING PRICE

16

DILUTION

16

PLAN OF DISTRIBUTION

16

LEGAL PROCEEDINGS

18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

20

EXECUTIVE COMPENSATION

20

DESCRIPTION OF SECURITIES

21

INTEREST OF NAMED EXPERTS AND COUNSEL

22

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

22

DESCRIPTION OF BUSINESS

23

EMPLOYEES

28

CUSTOMERS AND MARKETING

28

COMPETITION

29

PROPERTY AND FACILITIES

30

REPORTS TO SECURITY HOLDERS

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

30

LEGAL MATTERS

35

EXPERTS

35

FINANCIAL STATEMENTS

46

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY

This summary does not contain all the information that may be important for your consideration in investing in these securities. It only highlights selected information in this prospectus. You should read the entire prospectus carefully, including, but not limited to, the “Risk Factors” section, the financial statements and other related notes to those statements before making an investment decision.

Market Data Consultants, Inc.

Rm 2213-14, 22nd Floor

Jardine House, 1 Connaught Place, Central, Hong Kong

852-2802 8663

THE COMPANY

Market Data Consultants, Inc., (“we”, “us”, “our”, “MDCI”) was incorporated in the State of Delaware on December 15, 2005. We are a development stage company formed to explore business opportunities and provide consulting services to other businesses.  Our executive office is located at Room 2213-14, Jardine House, 1 Connaught Place, Central, Hong Kong. The authorized capital of MDCI consists of 80,000,000 shares of $0.001 par value common stock.

On February 1, 2006, MDCI entered into an agreement (the “Agreement”) with Market Data Consultants Limited (“MDC Limited”), a British Virgin Islands corporation, in which MDC Limited agreed to resell a market data management software product called INFOmatch (the “Product”). MDC Limited acquired the right to license the Product from a Netherlands-based company called Screen Consultants (“Screen”) on November 7, 2005. The Product is a software package that identifies and organizes costs for items related to information services used by professional investors in the financial investment industry.

Under the Agreement, MDCI will introduce MDC Limited to new business opportunities by locating potential customers of the Product within Hong Kong, Singapore, Australia, Taiwan, and China.  Because MDCI is most familiar with the Hong Kong market, it will focus on the Hong Kong region first. MDCI will also provide consulting services to MDC Limited. We will conduct research on market information, on statistical data, and on performance of companies that provide market data consulting services within the region and will provide analysis and reports to MDC Limited. Such research will be used to assist MDC Limited’s management in better understanding the market trend for strategic planning purposes. We are also responsible for designing the marketing and promotional plans to market the Product for MDC Limited.

MDCI will market the Product to Hong Kong firms that would likely be interested in the service.  MDCI will then refer the interested firms to MDC Limited.  As stated in the Agreement, MDCI is entitled to receive a commission of 40% of the total contract value for any new client whom MDCI brings to MDC Limited. Additionally, provided that MDCI submits all marketing documents required by MDC Limited, as identified below, MDCI will receive a consulting fee of $200,000 from

MDC Limited during the first year of the Agreement. The consultancy fee of $200,000 includes the costs of research and analysis of market data, the provision of market analysis reports, the design of marketing and promotional plans and the drafting of a Memorandum of Information. The Memorandum of Information is a marketing document that will be used to locate software development houses.

Our president and director, Mr. Wilson Cheung, has numerous contacts within the financial investment industry.  Mr. Wilson Cheung plans to contact representatives within the financial investment industry who have control over the market data management system in their respective companies and advise them on the merits and benefits of using the Product. Because we are in the early stage of the business, we have not yet earned any revenues from our operations. As of November 30, 2007, we had $2,101 in cash and cash equivalents on hand and current liabilities of $25,474. As of November 30, 2007, we had a stockholders’ deficit of $23,373. From our inception on December 15, 2005 through November 30, 2007, we have incurred cumulative net losses of $31,886. We ascribe our net loss to having no revenues to offset our expenses from the professional fees related to the creation and operations of our business.  We voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 (the “Exchange Act”) by filing a registration statement on Form 10-SB12G on May 18, 2006.

THE OFFERING

Securities Being Offered	Up to 200,000 shares of our Common Stock.

Offering Price

The offering price of the common stock is $0.50 per share. Following completion of this offering, we intend to seek to have our shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote our shares thereon.

Common Stock Outstanding

We currently have a total of 8,500,000 shares of common stock issued and outstanding.  In the event all shares we are offering are sold, we will have a total of 8,700,000 shares issued and outstanding following completion of this offering.

Minimum Number of Shares To Be Sold in This Offering	None.

Use of Proceeds

We will receive proceeds of $100,000 from the sale of the common stock if all of the offered shares are purchased.  If we only raise 30% of the offering proceeds, or $30,000, all proceeds will be used to pay the offering expenses.  Please refer to “Use of Proceeds” to read about the usage of collected proceeds.

Risk Factors

Investment in our common stock involves a high degree of risk.  Among the significant risk factors are: (i) the lack of operating history of MDCI; (ii) the lack of a trading market for the our securities; (iii) the fact that the majority of our business activities will take place in Hong Kong; (iv) we are dependent upon a single source of revenue; and (v) the Agreement between us and MDC Limited will end twenty four (24) months after the effective date of the Agreement and will renew for successive one year if both parties agree. (See “Risk Factors” for additional information).

SUMMARY FINANCIAL INFORMATION

The following table presents summary information on our audited financial position for the fiscal years ended February 28, 2007 and February 28, 2006 and the audited results of operations for the period from date of inception to February 28, 2007 and February 28, 2006 and our unaudited financial position for the nine months ended November 30, 2007 and the unaudited results of operation for the period from the date of inception to November 30, 2007. The Summary Financial Information is qualified in its entirety by our financial statements contained elsewhere in this prospectus.

Balance Sheet	As of November 30, 2007 (unaudited)	As of February 28, 2007 (audited)	As of February 28, 2006 (audited)

Cash and Cash Equivalents	$2,101	$2,184	$2,325
Total Assets	$2,101	$2,184	$2,325
Total Liabilities	($25,474)	($16,185)	($4,769)
Total Stockholder’s Deficit	($23,373)	($14,001)	($2,444)

Statement of Operations	From December 15, 2005 (Date of Inception) to November 30, 2007 (unaudited)	From December 15, 2005 (Date of Inception) to February 28, 2007 (audited)	From December 15, 2005 (Date of Inception) to February 28, 2006 (audited)

Loss from Operations	($31,977)	($22,634)	($4,047)
Interest Income	$91	$57	$3
Net Loss	($31,886)	($22,577)	($4,044)

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the following material risk factors in evaluating our business before purchasing any of our shares of common stock. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment. Our business and operations could be seriously harmed as a result of these risks. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS

We have no operating history, and it is difficult to evaluate our financial performance and prospects.

We were incorporated on December 15, 2005 and have not yet commenced our proposed business operations or realized any revenues. As we have no operating history, we cannot evaluate our financial performance and prospects at this moment. We have not introduced any clients or finished drafting the marketing documents for MDC Limited yet, and therefore, we cannot assure you that we will operate profitably or that we will have adequate working capital to meet our obligations.

Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

Our auditor has raised substantial doubt about our ability to continue our business because of our accumulated deficit and lack of revenue.  We need to continue as a going concern if our business is to achieve profitability.

Our audited financial statements for the fiscal year ended February 28, 2007 and our unaudited financial statements for the nine months ended November 30, 2007 were prepared on a going concern basis. As described in the notes to the financial statements, the Company is a development stage company and has an accumulated deficit as of November 30, 2007. These factors raise substantial doubt about our ability to continue as a going concern, and the auditor’s opinion includes a going-concern qualification.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty. By issuing this opinion, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations.  If we are unable to generate revenue and/or raise additional financing, we will not have sufficient funds to continue in operation.  We can make no assurances that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

We have limited funds available for operating expenses.  If we cannot obtain the funds needed for operating expenses, we will not be able to pursue our business plan.

We have limited operating capital currently. As of November 30, 2007, the Company had cash and cash equivalents of $2,101, working deficit and stockholder’s deficit of $23,373 and an accumulated deficit of $31,886. Our current funds were advanced by our sole stockholder, Mr. Wilson Cheung, and we will rely on the infusion of his funds in the coming 12 months. We expect to incur significant expenses when developing our business in Hong Kong. It is estimated that we need to have a minimum of approximately $45,000, which is 45% of this offering, for short term cash needs.   Management has agreed to provide temporary financing to the Company should it be required for working capital but is not contractually obligated to do so.  Mr. Cheung has been advancing funds to us since inception, but he may not advance funds to us at anytime without any reasons in the future. In that case, we will run out of cash and our operations will be adversely affected.

If we sell less than 30% of the shares offered in this offering, all of the proceeds will be used to pay for offering expenses and we will not be able to carry out our business plan.

We will obtain $100,000 proceeds through this offering if we sell 100% of the offering. It is estimated that the offering expenses will be approximately $30,000, or 30% of the offering. All the proceeds will be used to pay for offering expense if we sell less than 30% of the shares offered. This means that we will not be able to obtain enough funds to carry out our business plan as we need at least $45,000, or 45% of the offering, for short term cash needs.

We are dependent upon one customer and source of revenue. MDC Limited may choose to terminate the Agreement by written notice prior to the expiration date of the Agreement. If the Agreement is terminated or otherwise become unavailable, our business will fail.

We will provide consulting services and reselling services to MDC Limited in return for a total sum of $200,000 plus 40% commissions from each contract signed by a customer introduced by MDCI. The total sum of $200,000 includes the provision of research reports, the design of marketing and promotional plans and the drafting of a Memorandum of Information. The payment will be collected upon completion of the reports, proposals and any other documentation we are required to provide. If we fail to meet our clients’ expectations, we may:

o

Lose revenues or be unable to obtain revenues on time to offset any operating expenses;

o

Receive negative publicity, which could damage our reputation and adversely affect our ability to attract or retain clients;

o

Be required to provide additional remediation services to clients at no charge.

This contract is the only contract we have to provide services; we are dependent on this single contract to provide revenue to MDCI. The agreement between MDCI and MDC Limited was valid for two years starting from the effective date, which was February 1, 2006.  According to the terms of the agreement, MDC Limited has the right to terminate the agreement without cause by written notice 90 days prior to the expiration date of the agreement. Under its terms, the agreement is automatically renewed for successive one (1) year terms unless either party elects to terminate by providing written notice of such termination.  Accordingly, as of February 1, 2008, it was renewed for a one year term. Therefore, our ability to establish and increase revenues in the future will depend significantly on our ability to maintain a good relationship with MDC Limited.  If our agreement was terminated prior to the expiration date, was not renewed following expiration, or otherwise became unavailable or unenforceable, our business would fail unless we were able to enter into replacement contracts with other third party vendors, of which there can be no assurance.

We depend on attracting qualified employees.  If we cannot attract and retain qualified employees, we may not be able to pursue our business plan.

We provide consultancy services by introducing new clients and designing marketing proposals to MDC Limited.  Our future revenues and future growth depend on our ability to attract qualified employees, in particular, experienced salespersons and marketing professionals. MDCI is currently managed by Mr. Wilson Cheung only and we have not yet hired any other employees to assist him. It is important to hire suitable staff if and when we have sufficient funds, as stated in the “Use of Proceeds” section. These employees will generate revenues for MDCI by offering consultancy services to MDC Limited. We may face difficulties in recruiting sufficient qualified employees because the market may not have enough personnel of such kind and that MDCI is still in its development stage. If we are unable to employ such employees, our business may fail.

We depend on the quality of services and good reputation to bring in potential clients.

The Company’s ability to bring in potential clients will greatly depend on the quality of its services and its reputation among its potential clients. Compared to the Company’s competitors, we are still in the development stage and are not as well known in the industry as some of our competitors are. If our clients are dissatisfied with our services or the Company’s reputation is adversely affected for any other reason, our business, result of operations, financial condition and prospects could be materially harmed.

Our success is dependent on retaining key personnel who would be difficult to replace.

Our success depends largely on the continued services of our key management. In particular, our success depends on the continued efforts of Mr. Wilson Cheung, the President and Director of the Company. Mr. Cheung has significant contacts with the Hong Kong business community and is crucial for our business development. There can be no assurance that Mr. Cheung will continue in his present capacities for any particular period of time. We have no employment agreement with Mr. Cheung.  The loss of the services of Mr. Cheung could materially and adversely affect our ability to attract clients and to employ and retain qualified employees. This could have an adverse impact on our business and profitability.

Our sole officer and director may have potential conflicts of interest.

Our sole officer and director, Mr. Wilson Cheung, has potential conflicts of interest in that he is an officer and director of other companies and must allocate his time between us and the other entities with which he is associated.  He has committed to spend approximately 25% of his time on our business, but there is no assurance that he will be able to do so. At this moment, we have no procedures in place to resolve such conflicts of interest.

We have only one officer and director and investors may face risks from a corporate governance perspective.

Mr. Wilson Cheung is our sole officer and director and he has control over the approval of the compensation of the executive officer and the segregation of duties. He also oversees the accounting function of MDCI. Therefore, investors may fact risks from a corporate governance perspective and the company has no procedures to resolve these risks.

We rely on SCREEN, the developer of the Product, to upgrade the Product; Changes in user and client requirements or preferences or rapid change in technology may lower the attractiveness of the Software.

As the Company is not the developer of the Product, changes in user and client requirements and preferences, frequent new products, and service introductions comprising new functions could weaken the attractiveness of the Product. The Company’s success will depend on the Vendor’s ability to provide software upgrades and improve its capability in addressing the varied needs of prospective clients. Failure to do so could result in the loss of customers or the inability to retain or attract customers.

We must comply with all applicable governmental regulations in each country in which we operate or intend to operate.  Changes in governmental regulations and failure or inability to comply with such regulations could require changes in our operations and could cause our business to fail.

Our business may be subject to regulation in each country in which we operate or intend to operate.  Governments in our intended sales region may impose new regulations over time, and there is no assurance that we will be able to remain in compliance.  Currently, we are not required to obtain any license or qualification certificate from the government authorities in our intended sales region for the provision of financial software services. If the government of any country in our intended sales region implements new laws, regulations and policies imposing on MDCI the requirement to obtain a license or qualification certificate in the future, we will have to apply for such license or qualification certificate, and in turn, our operation and business prospects may be adversely affected due to the extra time and cost spent on such application.  Changes in governmental regulations and failure or inability to comply with such regulations could require changes in our operations and could cause our business to fail.

Our future revenue, if any, may be affected by fluctuations in exchange rates, and we may be exposed to currency conversion risks.  We may not be able to utilize potential profits in one currency to fund business operations in other currencies.  This would limit our ability to fund our business.

We will record our finances in Hong Kong dollars and report our operations in U.S. dollars.

Fluctuations in the exchange rate between Hong Kong dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements. We may also anticipate that certain of our business may be conducted in jurisdictions which could generate revenue, expenses and liabilities in other currencies, including Renminbi and other Asian currencies. Our business and operations may be affected should we not be able to obtain sufficient foreign currencies at acceptable rates to meet its foreign exchange needs. Also, we may obtain revenue in one currency which we cannot use to fund business operations in another country.  Currency rate fluctuations could adversely affect any potential sales, cost of revenues, profit margins, and net income.  Fluctuations may also subject us to volatility in our financial reporting.  As a result, we will be subject to the effects of exchange rate fluctuations with respect to any of these currencies.

We may face fierce competition from other market data software providers.  If we cannot gain a market share among this competition, we may not earn revenues and our business may fail.

MDCI believes that it will face competition from other market data software providers, especially those with greater recognition, greater financial and marketing resources, and a longer operating history. Our competitors may also leverage their existing relationships with companies, their expertise and their established reputations to increase their share of the market. We have mentioned two major competitors in the “Competition” section and they have longer operating history, greater resources in terms of money and employees. MDCI is in its development stage and with limited funds. Because some of our potential clients are already using the software of our competitors, we may face difficulties in pursuing them to change to use our Product. There can be no assurance that we will be able to achieve sales in order to achieve profitability.

Net losses are expected to continue.  If we cannot produce revenue, our business will fail.

Our net loss from inception through November 30, 2007 is $31,886, consisting of formation expenses of $563 and general and administrative expenses of $31,414, offset by interest income of $91. We expect losses to continue in the next quarter. To achieve and maintain positive cash flow, we need to market the Product, employ qualified employees to produce relevant marketing reports and materials to MDC Limited. Moreover, we need to restrict our operation expenses to a minimal amount. We cannot guarantee that we will be successful in generating revenues in the future. Failure to do so may cause us to go out of business.

RISKS RELATING TO OUR COMMON STOCK

Mr. Wilson Kin Cheung is currently the sole stockholder of MDCI and will continue to have approximately 97.7% of the outstanding shares even if all of the shares offered herein are sold. Mr. Cheung will be able to elect the Board of Directors and control MDCI.

The value attributable to the right to vote is diminished as a result of Mr. Cheung having a large share position. Mr. Cheung directly has 100% of the voting power of our outstanding equity. Even if all 200,000 shares are sold, Mr. Cheung will be the majority stockholder and will retain approximately 97.7% of the issued and outstanding shares of MDCI.  As a result, Mr. Cheung will elect the board of directors and will decide all other matters submitted to the stockholders. Provisions in our certificate of incorporation, by-laws may also enhance his control.

Mr. Wilson Kin Cheung devotes only 25% of his time to MDCI.  This may not be sufficient time to make MDCI successful.

MDCI is currently managed by Mr. Wilson Kin Cheung, the President, the sole officer, employee and Director of MDCI. We have not signed any employee agreement with Mr. Cheung, and he currently devotes approximately 25% of his time to our operations.  Mr. Cheung is also currently the only person who introduces the Product to potential clients.  The limited time that Mr. Cheung can dedicate could have an adverse effect on our business operations and revenue if it is not sufficient to produce profits.

The offering price for MDCI’s shares was arbitrarily determined.

The offering price for the Shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

Resale of our shares may be difficult because there is no current market for our shares, and it is possible that no market will develop. This may reduce or limit the potential value of our shares.

There is no current public market for our shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow stockholders to easily dispose of their shares.  The lack of a public market, or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

If a trading market develops for MDCI’s common stock, it is likely to be subject to the "Penny Stock" Rules of the SEC.  The application of such rules would make transactions in our stock cumbersome and may reduce the value of an investment in MDCI’s stock.

There is no current trading market for the Shares and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

RISKS RELATING TO DOING BUSINESS IN HONG KONG AND OTHER POTENTIAL SALES REGIONS

Changes in Hong Kong’s political and legal condition could harm our business operations.

Our assets and initial business will be in Hong Kong, and we will conduct our initial business activities in Hong Kong. Any changes in political and legal conditions in Hong Kong may influence our operations and financial conditions. However, any changes in political, legal or other conditions in Hong Kong altering Hong Kong’s autonomy could have an adverse effect on our business operations and potential revenue.

We are subject to international economic and political risks, over which we have little or no control.

We may expand our business region to other countries or regions like Singapore, Australia, Taiwan, China and foreign branches and subsidiaries of entities having their Head Quarters in these countries. Doing business outside the United States may subject us to various unique risks. This includes changing economic, political and social conditions, major work stoppages, exchange controls, currency fluctuations or devaluations, armed conflicts and unexpected changes in laws relating to tariffs, trade restrictions, foreign investments, taxation and nationalization or other expropriation of private enterprises. We have no control over these risks and may be unable to anticipate changes in international economic, political and social conditions and, therefore, unable to alter our business practices in time to avoid loss of assets, and disruption or failure of our business.  If any of these conditions occur, it might result in the total loss of our investment in certain countries.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident director.

All of our operations and our assets are located outside the United States.   In addition, sole officer and director is a foreign citizen.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual director or officer.

USE OF PROCEEDS

If we sell the maximum of 200,000 shares we are offering, we will receive a total sum of $100,000 proceeds before deduction of costs associated with this offering. This sum is calculated based on the assumption that we could raise 100% of the offering proceeds. If we only raise 30% of the offering proceeds, or $30,000, all proceeds will be used to pay the offering expenses. The following table provides information regarding our intended allocation of the net proceeds of this offering, assuming various percentages sold of the total shares offered in the offering.

	100% of the offering	75% of the offering	50% of the offering	25% of the offering (5)	10% of the offering (5)

Offering expenses (1)	$30,000 (30%)	$30,000 (40%)	$30,000 (60%)	$30,000 (120%)	$30,000 (300%)

Business development (2)	$10,000 (10%)	$7,500 (10%)	$5,000 (10%)	$0 (0%)	$0 (0%)

Administrative expenses (3)	$5,000 (5%)	$3,750 (5%)	$2,500 (5%)	$0 (0%)	$0 (0%)

Working Capital (4)	$55,000 (55%)	$33,750 (45%)	$12,500 (25%)	$0 (0%)	$0 (0%)

Total Sum Received	$100,000	$75,000	$50,000	$25,000	$10,000

We will use the proceeds from this offering to develop our business and acquire equipment to improve our efficiency. The table illustrates our estimate of the intended allocation of the proceeds from this offering; however, there maybe discrepancies in the actual expenses that will be incurred in one or more categories. Our allocation of proceeds may vary slightly for adjustment.

(1)

Estimated expenses of MDCI associated with this offering will consist of registration fees, transfer agent’s fees, printing costs, postage, distribution costs, legal fees, accounting fees, and miscellaneous expenses.  These costs are estimated.

(2)

The funds allocated to business development are intended to be used to prepare marketing materials for MDCI to locate new business partners. We hope to build up our corporate reputation and align more business partners to provide our consultancy services to them.

(3)

The funds allocated to administrative expenses are intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, and utility expenses.

(4)

The funds allocated to working capital are intended to be used for hiring two employees in the coming 12 months. One employee will be a professional salesperson, and the other will be responsible to draft the marketing reports and promotional plans for MDC Limited. If we do not obtain enough funds from this offering (i.e. 75%-100% of the offering), we may hire only one marketing professional to assist MDCI’s Director and President, Mr. Wilson Cheung.

(5)

Because the estimated expenses of this offering are approximately $30,000, all proceeds from the offering will be applied to payment of offering expenses until the

Company has sold more than 30% of the shares being offered hereby.

DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share for the shares offered hereby has been arbitrarily determined by corporate management.  We have no significant tangible assets or operating history and have not generated any significant revenues or profits to date. The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

Our officer, director and current stockholder acquired his shares of common stock at a cost substantially less than $0.50 per share.  As a result, purchasers in this offering will suffer immediate dilution in the net tangible book value of their shares following completion of the offering.  The following table illustrates the per share dilution as of November 30, 2007, assuming various percentages of the total number of shares we are offering are sold, and assuming we do not pay broker/dealer commissions to sell the shares. The amount of dilution will vary depending on how many of the shares offered by MDCI are sold.  See the following table:

DILUTION TABLE

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Price	$0.50	$0.50	$0.50	$0.50	$0.50

Net Tangible Book Value Per Share Before Offering	(0.003)	(0.003)	(0.003)	(0.003)	(0.003)

Net Tangible Book Value Per Share After Offering	0.009	0.006	0.0031	0.0002	(0.0016)

Dilution of Net Tangible Book Value to New Investors	0.491	0.494	0.4969	0.4998	0.5016

Increase in Net Tangible Book Value to Existing Stockholder	0.012	0.009	0.0061	0.0032	0.0014

PLAN OF DISTRIBUTION

This prospectus relates to shares we are offering for sale on a “self-underwritten” basis.     We are offering a total of up to 200,000 shares for sale on a “self-underwritten” basis directly through Wilson Cheung, our executive officer and director who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. He will conduct the offering through written communication with potential purchasers and by responding to inquiries received from potential purchasers. This offering will terminate upon the earlier to occur of (i) the first anniversary of the date of this prospectus, (ii) the date on which all 200,000 shares registered hereunder have been sold, or (iii) the date on which we elect to terminate this offering.  We may elect to terminate this offering early for any reason, although it is most likely that early termination would be based on business factors such as the possibility that we are having difficulty locating prospective purchasers and have made a determination that there is not currently a viable market for the shares, a determination that continuing efforts to locate additional prospective purchasers are likely to be too costly or time consuming, or in the event we locate other sources of capital or determine that it would be preferable to seek to raise capital through debt financing or through a private placement offering of securities.

The fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. This offering does not pertain to an at-the-market offering of equity securities of MDCI.  We may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although we have not yet done so, we anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors in the event we determine that conducting the offering solely through our officers and directors is not likely to result in the sale of a substantial number of the shares offered hereby. Under these agreements, we anticipate that we would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or that we sell to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event we enter into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with his selling efforts in the offering, Mr. Cheung will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Cheung is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Cheung will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Cheung is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Cheung will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Cheung will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).    In conjunction with this offering, Mr. Cheung intends to limit his participation to transactions involving offers and sales to registered broker dealers, preparing and delivering written communications to potential purchasers through the mails, and responding to inquiries initiated by, and received from, potential purchasers.

LEGAL PROCEEDINGS

MDCI does not know of any material, active or pending legal proceedings against them; nor is MDCI involved as a plaintiff in any material proceedings or pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

DIRECTOR AND EXECUTIVE OFFICER

 The position and age of our director and executive officer is shown in the following table. The director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Vacancies in the existing Board of Directors are filling by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director Since

Wilson Kin Cheung	33	President and Director	December 2005

We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

Biographical Information

Mr. Wilson Kin Cheung has been the President and Director of MDCI since December 2005 to the present. His responsibilities include general management and financial management. Mr. Cheung also holds the positions of Secretary, Treasurer and Chief Financial Officer.  Mr. Cheung has more than ten years working experience in the investment banking and corporate finance areas in Hong Kong markets.  From July 2005 to the present, Mr. Cheung has been  managing director of Easterly Financial Investment Limited, a Hong Kong corporation, which provides financial advisory services in the Asia Pacific region. Mr. Cheung was with First Asia Finance Group Limited from December 2001 to July 2005. Mr. Cheung worked as a junior executive officer in the corporate finance department with Oriental Patron Asia Limited, an investment bank specializing in corporate finance, from September 1999 to September 2000; as an Assistant Manager with Kingsway Capital Limited, an investment bank specializing in corporate finance from October 2000 to May 2001; and as a Manager with Core Pacific - Yamaichi International (H.K.) Limited in Hong Kong from June 2001 to November 2001, engaging in the provision of corporate finance, financial advisory, and securities placement and underwriting services.  Mr. Cheung is currently an officer and director of two other companies which are reporting companies under the Securities Exchange Act of 1934.  Since August 2005 he has been president and director of Super Luck, Inc., a Delaware corporation which is in the business of reselling a financial software product, and since August, 2006, he has been president and director of China Multimedia, Inc., a Delaware corporation established to provide web design solutions and to introduce potential business opportunities to business partners.  From April 2002 to July 2005, Mr. Cheung was a director of Apex Wealth Enterprises Limited, a BVI company (now known as China Security and Surveillance Technology, Inc.) whose business is to manufacture, distribute, install and service security and surveillance products and systems and to develop security and surveillance related software in China.  Mr. Cheung holds a Bachelor of Business degree from the Swinburne University of Technology in Melbourne, Australia.  Currently, Mr. Cheung devotes approximately 25% of his time to MDCI. He also devotes approximately 25% of his time to each of Super Luck, Inc., China Multimedia, Inc., and Easterly Financial Investment Limited, respectively. None of these companies are in the same business as MDCI and, as a result, there would be no direct conflicts among MDCI and these entities.

SIGNIFICANT EMPLOYEES

We have no employees at this time. MDCI is managed by the director and executive officer.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There have been no legal proceedings involving either our director or executive officer that are material to an evaluation of the ability or integrity of any director or executive officer of Market Data Consultants, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 30, 2007, the ownership of each executive officer and director of MDCI, of all executive officers and directors of the MDCI as a group, and of each person known by MDCI to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of MDCI except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class

Common	Wilson Kin Cheung (1) Rm2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong	8,500,000	100%

Common	All Officers and Directors as a Group (1 in number)	8,500,000	100%

(1)Mr. Wilson Kin Cheung is a director and executive officer of Market Data Consultants, Inc.

EXECUTIVE COMPENSATION

The following table sets forth executive compensation for fiscal years ended February 28, 2007 and, 2006. We have not paid any salaries or bonuses to any of our officers from our inception through the date hereof. We refer to all of these officers collectively as our "named executive officers."

Summary Compensation Table

Name And Principal Position	Fiscal year Ended Feb. 28	Salary	Bonus	Stock Awards ($)	Securities Underlying Options	Options Awards (Value of Options) ($)	Total Compensation

Wilson Kin Cheung, President	2007 2006	$0 $0	-- --	-- --	-- --	-- --	$0 $0

We have no written employment agreements with our officers and directors and to date have not paid any compensation to our officers and directors.  We have no plans or packages providing for compensation of officers after resignation or retirement.

Director Compensation

We do not currently compensate our director for his service as a director. The director is reimbursed for his reasonable out-of-pocket expenses incurred with attending board or committee meetings.

The following table provides summary information concerning compensation awarded to, earned by, or paid to our director for all services rendered to the Company in all capacities for the fiscal year ended February 28, 2007.

Name	Salary / Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Compensation
Wilson Kin Cheung	--	--	--	--	--	--	--

DESCRIPTION OF SECURITIES

COMMON STOCK: We are authorized to issue 80,000,000 shares of $0.001 par value Common Stock, of which 8,500,000 shares are issued and outstanding. As of the date of this prospectus, there are no outstanding options, warrants or other securities. In the event all of the shares offered herein are sold, MDCI will have 8,700,000 shares issued and outstanding.

VOTING RIGHTS: Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by the stockholder of MDCI, except that in the election of Directors, cumulative voting is not permitted.

CASH DIVIDENDS:  As of the date of this prospectus, we have not paid any cash dividends to our stockholder. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS: There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

PREEMPTIVE RIGHTS. The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of MDCI’s capital stock in subsequent stock offerings.

LIQUIDATION RIGHTS.  In the event of the liquidation or dissolution of MDCI, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of MDCI remaining after the satisfaction of all liabilities.

CONVERSION AND REDEMPTION RIGHTS. The shares of the MDCI’s Common Stock have no conversion rights and are not subject to redemption. The unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued, according to Frascona, Joiner, Goodman, and Greenstein, our legal counsel.

STOCK TRANSFER AGENT: MDCI’s transfer agent is Madison Stock Transfer, Inc., 1813 East 24th Street, Brooklyn, NY 11229.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

MDCI’s Articles of Incorporation and Bylaws include provisions requiring it to provide indemnification for officers, directors, and other persons. MDCI has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of MDCI.  MDCI may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of MDCI and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling MDCI pursuant to the foregoing provisions, MDCI has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From inception, December 15, 2005 to November 30, 2007, our sole stockholder has loaned MDCI a total of $23,933.  The loan is unsecured, does not bear interest and is payable upon demand.

No officer, director, promoter, or affiliate of MDCI has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by MDCI through security holdings, contracts, options, or otherwise.

We have adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock rather than in cash.  Any such issuance of stock would be made on an ad hoc basis.  Accordingly, we are unable to predict whether, or in what amount, such a stock issuance might be made. MDCI may pursue the acquisition of additional businesses that may provide new business opportunities. In the event that an acquisition candidate purchases the shares of MDCI, it is more likely than not that such a candidate would pay a price higher than the price originally paid by our current stockholders.  However, there is no guarantee that the stockholders will make a profit on such a transaction.  Any decision to sell the shares of MDCI could be made at the sole discretion of the current sole stockholder without the vote of the purchasers in this offering.

 It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of MDCI’s directors or executive officers or to any other affiliate of us except as described under "Executive Compensation" above.

MDCI does not maintain an office, but it does maintain a mailing address at the office of its President, Mr. Wilson Cheung, for which it pays no rent and for which it does not anticipate paying rent in the future. It is likely that MDCI will not establish an office until it has completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to future office facilities.

While MDC Limited does not have an affiliation with MDCI, the two companies share the same office, located at the office of Wilson Cheung.  MDC Limited pays no rent for this office.  MDC Limited is 100% owned by Anthony Ying Ming Choi, and Mr. Choi is the sole officer and director of MDC Limited.

Although management has no current plans to cause us to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by MDCI’s current stockholder to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current stockholder, or requiring the future employment of specified officers and payment of salaries to them.  A sale of securities by our current stockholder to an acquisition candidate might be at a price higher than that originally paid by our current stockholder but may or may not be higher than the price paid by subscribers to this offering.  Any payment to our current stockholder in the context of an acquisition involving MDCI would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.  Any decision to sell the shares of MDCI could be made at the sole discretion of the current sole stockholder without the vote of the purchasers in this offering.

DESCRIPTION OF BUSINESS

THE BUSINESS

About MDCI

Market Data Consultants, Inc. (“we”, “us”, “our”, “MDCI”) was incorporated under the laws of the State of Delaware on December 15, 2005. We are a development stage company formed to explore business opportunities and provide consulting services to other businesses. We signed an agreement with one business in February 2006, but we are not prohibited by the agreement (as defined below) from offering similar consultancy services to other companies. According to the terms of the agreement, MDC Limited has the right to terminate the agreement without cause by written notice 90 days prior to the expiration date of the agreement. Under its terms, the agreement is automatically renewed for successive one (1) year terms unless either party elects to terminate by providing written notice of such termination. Accordingly, as of February 1, 2008, it was renewed for a one year term.  Our executive office is located at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong. The authorized capital of MDCI consists of 80,000,000 shares of $0.001 par value common stock.

On February 1, 2006, MDCI entered into an agreement (the “Agreement”) with Market Data Consultants Limited (“MDC Limited”), a British Virgin Islands corporation, in which MDC Limited agreed to resell a market data management software product called INFOmatch (the “Product”). MDC Limited acquired the right to license INFOmatch from a Netherlands-based company called Screen Consultants (“Screen”) on November 7, 2005. The Product is a software package that identifies and organizes costs for items related to information services used by professional investors in the financial investment industry.

Under the Agreement, MDCI will introduce MDC Limited to new business opportunities by locating potential customers of the Product within Hong Kong, Singapore, Australia, Taiwan, and China.  Because the Company is most familiar with the Hong Kong market, it will focus on the Hong Kong region first. MDCI will also provide consulting services to MDC Limited. We will conduct research on market information, on statistical data, and on performance of companies that provide market data consulting services within the region and will provide analysis and reports to MDC Limited. Such research will be used to assist MDC Limited’s management in understanding the market trends for strategic planning purposes. We are also responsible for designing the marketing and promotional plans to market INFOmatch for MDC Limited. We will bear the costs of hiring and retaining marketing and public relations professionals but will not bear the organizing costs associated with such marketing events. The costs of organizing these events will be reimbursed by MDC Limited according to actual expenses. We need to obtain approval from MDC Limited for the marketing proposals and estimated expenses before implementing these plans.

MDCI will market the Product to Hong Kong financial investing firms that would likely be interested in the service.  MDCI will then refer the interested firms to MDC Limited.  As stated in the agreement, MDCI is entitled to receive a commission of 40% of the total contract value for any new client which MDCI brings to MDC Limited. Moreover, MDCI will receive a total amount of $200,000 from MDC Limited for the consulting services we will provide in the first year. However, we will not receive the full payment unless we submit all marketing documents required by MDC Limited.

The consultancy fee of $200,000 includes the costs of research and analysis of market data, the provision of market analysis reports, the design of marketing and promotional plans and the drafting of a Memorandum of Information. The Memorandum of Information is a marketing document that will be used to locate software development houses. Because MDC Limited is planning to obtain licenses from other software development houses around the globe to resell other software products, it needs a customized document package to explain its business activities, its strength and niche to locate customers for suppliers, and its future plans.

Our sole officer and director, Mr. Wilson Cheung has significant contacts within the financial investment industry. He has been contacting representatives who have control over the market data management system of some financial institutes and investment bank since October 2006. MDCI plans to hire a professional salesman who has relevant experience to help locate new potential clients and perform follow-up duties and a marketing staff who possesses marketing and public relations knowledge in next twelve months.

Currently, MDCI has no regulatory schemes that govern its business.

Background

Overview of Market Data Management System in the Financial Industry

Various kinds of financial software products have been developed to both improve the efficiency of daily operations and minimize operational costs in the financial investment industry. Generally speaking, these financial software products provide a variety of functions directed towards satisfying the business needs of its users. Financial investment companies use data management systems to incorporate several types of data, particularly reference data, derived data and market data, to support decision making. Reference data contains descriptive information about securities, corporations or individuals. Derived data is generated from existing data and is computed by various calculators and models and made available to a wide range of applications.  Market data refers to real-time or historical information about prices, which is used by professional investors to develop analyses based on historical pricing.   Historical prices of stock quotes, last sales, volume statistics and other information are used by professional investors to evaluate trading opportunities.

The relatively high cost of market data products, the high pace of technological developments, differences in vendors’ invoicing procedures and the ever-changing dealing room environment all contribute to the complexity in managing market data. In order to support various investment decisions and services, banks and financial institutions normally use a variety of information services software, which provide market data, analysis software, dealing and trading systems, and other specialized applications. The major users of this software are financial professionals who perform deals in the trading room. Other users include brokers, asset managers and wealth managers. Each company uses several different types of software and information systems to gather the information it needs.

Banks and financial institutions acquire software and information services based on their needs at any particular time or if specific departments request them. When banks and financial institutions acquire new information services, they may unknowingly retain the previous, outdated and seldom-used information services that are being replaced by the new software.  Therefore, duplication of such services incurs unnecessary spending. In these circumstances, market data management systems can provide solutions such as cost management, contract management, invoice checking, budgeting, management reporting, order management and cost analysis of market data. The use of market data management systems can normally reduce the market data expenditures of a company by eliminating duplicate services and unnecessary contract renewals.

Usage of Market Data Management System in Hong Kong

Despite the fact that large investing banks like Goldman Sachs, Merrill Lynch, Fidelity Investments, and Citibank are using market data management systems in their Hong Kong offices, many local financial institutions are not familiar with the use of market data management systems.  We intend to work with MDC Limited to introduce market data management systems to these Hong Kong financial institutions. As we mentioned earlier, MDCI will design marketing and promotional plans and offer marketing professionals to assist MDC Limited in organizing different marketing events. MDC Limited will also provide technical experts to attend these events and explain the functionality of the Product.

OUR BUSINESS ACTIVITIES

Our president and director, Mr. Wilson Cheung, has a broad network within the financial and banking industry.  During the development stage, we will rely on him to contact top management personnel of local financial institutions and advise them on merits and benefits of using the Product. We plan to hire a professional salesman to assist Mr. Cheung to locate new potential clients and perform follow-up duties. Furthermore, we will provide market research reports and other marketing and promotional plans to MDC Limited. Therefore, we plan to hire another staff who possesses the marketing and public relations knowledge to offer services to MDC Limited.

MDCI, as the exclusive consultant of MDC Limited, is responsible for the following:

(a)

Locating and introducing potential customers of the Product to MDC Limited within the Territory and to co-ordinate with MDC Limited its approach to the potential customers;

(b)

Preparing marketing and promotional plans to market the Product and assisting in organizing marketing events for MDC Limited;

(c)

Preparing a memorandum of information to MDC Limited; and

(d)

Conducting activities in a proper and efficient manner.

About INFOmatch

INFOmatch is a market data management system designed for financial institutions and corporations who want to have better control over their expenditures on financial information services. INFOmatch was launched in 1994 and has features that allow users to manage contracts, allocate costs, keep track of historical changes, control access permission and define budgets. By using a sophisticated market data management system, financial institutions and corporations can better monitor their use of financial information services, thus increasing utilization of these services and reducing administrative and subscription costs.

INFOmatch includes a management information service that identifies and controls costs for items related to the information services used by professional investors. It allows companies to ensure better allocation and control of all details of information costs, check billing accuracy, and procure a correct number of information service licenses. The Product is developed and updated by Screen, not by MDCI.  Version 1.0 of the Product was introduced in 1994 and was designed to track contracts and allow for basic cost allocation. Version 2, which was released in 1996, was more advanced and also had several external interfaces to vendors. The Product is now upgraded to Version 3, which is more advanced, faster and more stable than the previous versions.

About MDC Limited

Market Data Consultants Limited (“MDC Limited”, the “Vendor”) is a British Virgin Islands company incorporated on January 18, 2006. It is based in Hong Kong. It is a market data consulting company that targets clients within the Asia Pacific region.

About Screen Consultants

Screen Consultants (“Screen”), a Netherlands incorporated company, is a leading independent Market Data & Financial Technology Specialist for the Financial Services Industry that assists professional investors with the implementation of information systems and technology. INFOmatch is one of the products developed by Screen.

REVENUE

MDCI signed an agreement with MDC Limited to provide consulting services and reselling services for a price of $200,000 plus 40% commissions from each contract signed by a customer introduced by MDCI. In exchange, we will conduct research on market information, statistical data, and company performances of companies that provide market data consulting services within the region. We will provide research data and market research reports to MDC Limited. Such research will be used to assist MDC Limited’s management to better understand market trends for strategic planning purposes. We are also responsible for designing the marketing and promotional plans to market INFOmatch for MDC Limited. MDCI will bear the costs in hiring and retaining marketing and public relations professionals but will not be bear the costs associated with the organization of such marketing events. The costs of organizing these events will be reimbursed by MDC Limited according to actual expenses. MDCI will need to obtain approval from MDC Limited before implementation of such plans.

 The payment includes the provision of research reports, the design of marketing and promotional plans and the drafting of a Memorandum of Information. The payment will be collected upon completion of the reports, proposals and any other documentation we are required to provide. The Company may not have enough cash on hand for operating expenses and may need to raise addition capital in the next twelve-month period to satisfy its cash requirements.

On January 9, 2006 and September 10, 2006, the Company issued 1,600,000 and 6,900,000 shares to Mr. Wilson Cheung in return for $1,600 and $6,900, respectively.  We also obtained a loan of $11,449 from Mr. Wilson Cheung as of February 28, 2007. Funds for operating expenses are expected to be advanced from Mr. Wilson Cheung to coincide with the prepaid expenses incurred in organizing marketing events; however, Mr. Cheung is under no contractual obligation to advance these funds. It is expected that Mr. Wilson Cheung will advance a total of $5,000 for the next twelve months to the Company. This sum will be used for general administrative and operating expenses. The Company will need to raise $100,000 for hiring employees and other general and administrative costs of operation through this offering.

Mr. Cheung currently spends around 25% of his time on MDCI. We plan to hire two more employees to assist Mr. Cheung; however, we will hire employees only if we have raised sufficient funds, as stated in the “Use of Proceeds” section.

EMPLOYEES

At present, we have no full or part-time employees. MDCI is currently managed by Mr. Wilson Kin Cheung, the President and Director of MDCI. We have not signed any employee agreement with Mr. Cheung. Mr. Cheung devotes approximately 25% of his time to our operations. We presently do not have pension, health, annuity, insurance, stock options, profit sharing and similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

We plan to hire two employees in the coming year. One of them will be responsible for preparing the marketing and promotional plans, research reports and memorandum of information and to handle other administrative work. The other one will be a professional salesperson who has strong sense in the financial software market. Both employees will be located in the Hong Kong office.

CUSTOMERS AND MARKETING

Our consulting services, which include the preparation of market research reports, the design of marketing and promotional plans, and the drafting of a Memorandum of Information for MDC Limited, may provide us with stable revenue during the first year of operation. MDCI will receive the total sum of $200,000 due to it only after all the documents are completed, and not on an on-going basis.  The other part of revenue is to introduce new clients to MDC Limited, for which we are entitled to receive a commission of 40% of the total contract value for any new client that MDCI brings in. In the development stage, we will rely on our President, Mr. Wilson Cheung, to provide business contacts of top management in the financial industry, and Mr. Cheung will approach these companies personally and introduce the Product to them. We plan to hire a professional salesperson to assist Mr. Cheung in the coming year.

After obtaining MDC Limited’s approval on the marketing plans, we will organize certain marketing events with the assistance of MDC Limited. These marketing events are expected to include in-house information sessions for small groups and seminars which target groups of up to 50 managers and executives of banks and financial institutions per seminar.  We expect that the seminars will be held in Hong Kong as well as in Shenzhen, China, but we have not yet selected a date or a location for the first such seminar.  We expect to organize one or more in-house information sessions in the third or fourth quarter of 2008.

MDCI will provide event organizing experts and public relations agents to be in charge of these marketing events, and MDC Limited will provide technical experts to answer queries raised by the potential clients.

Other than jointly organized seminars, MDCI and MDC Limited will also join the Financial World Expo in 2008 to be held in the Hong Kong Convention and Exhibition Centre, where potential customers can learn about our Product and services. The management of MDC Limited will have the final decision on whether to hold the events and seminars based on their budgets.

MDCI will bear the costs in hiring and retaining sales and marketing staff and public relations professionals but will not be bear the costs associated with the organization of such marketing events. The costs of organizing these events will be reimbursed by MDC Limited according to actual expenses.

COMPETITION

The Company expects to encounter substantial competition in its efforts to introduce new customers to MDC Limited. Because the Company is still in the development stage, it has fewer resources and a shorter history than other business-consulting firms.

We have two major competitors: MDSL and The Roberts Group. Our main competitors are both overseas market data software developers located in New York. There is no software development house which resells and/or designs market data management systems in Hong Kong. Some of our potential clients are using the competitors’ software because their overseas mother companies are using the software. Our competitors do not have representative agents in Hong Kong.

Our competitors have greater resources, technical know-how and managerial capabilities than the Company and will be in a better position than the Company to get in touch with large banks and financial institutions. The Company will rely on the existence of contacts of our director, Mr. Wilson Cheung, to locate potential customers.

PROPERTY AND FACILITIES

We have no real property and currently operate from limited office space provided by Easterly Financial Investment Limited (“Easterly”), for which we pay no rent. Easterly is located at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong. We have no plans to obtain additional office space at this moment until our business is more developed.

REPORTS TO SECURITY HOLDERS

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year. This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations. The public may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes forward-looking statements that include risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify such forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the operation and growth of our business and spending. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in this registration as we are a development stage company with no operations to date. Our ability to generate revenue is subject to substantial risks.

Overview

We are a development stage company formed to explore business opportunities and provide consulting services to business partners. To date, the Company’s only activities have consisted of developing its business plan, raising initial capital, and signing an agreement with a business partner.

On February 1, 2006, the Company entered into an agreement with Market Data Consultants Limited (“MDC Limited”), a British Virgin Islands corporation, in which it agreed to resell a market data management software product called INFOmatch (the “Products”). MDC Limited acquired the right to license INFOmatch from a Netherlands-based company called Screen Consultants (“Screen”) on November 7, 2005. INFOmatch is a software package that identifies and organizes costs for items related to information services used by professional investors in the financial investment industry.

Our proposed business plan is to introduce MDC Limited to new business opportunities by locating potential customers of the Products within Hong Kong, Singapore, Australia, Taiwan, and China.  Because the Company is most familiar with the Hong Kong market, it will focus on the Hong Kong region first. MDCI will also provide consulting services to MDC Limited. We will conduct research on market information, on statistical data, and on performance of companies that provide market data consulting services within the region and will provide analysis and reports to MDC Limited. Such research will be used to assist MDC Limited’s management in better understanding the market trend for strategic planning purposes.

We are also responsible for designing the marketing and promotional plans to market INFOmatch for MDC Limited. We will bear the costs of hiring and retaining marketing and public relations professionals but will not bear the organizing costs associated with such marketing events. The costs of organizing these events will be reimbursed by MDC Limited according to actual expenses. We need to obtain approval from MDC Limited for the marketing proposals and estimated expenses before implementing these plans.

MDCI is entitled to receive a commission of 40% of the total contract value for any new client which MDCI brings to MDC Limited. Moreover, MDCI will receive a total amount of $200,000 from MDC Limited for the consulting services we will provide in the first year.

The Company has minimal cash and has not yet earned revenue from any business operations.  There is no assurance that we will achieve or sustain profitability on an annual or quarterly basis. Because the Company has been a development stage company since inception and has not generated revenues, the Company operates with minimal overhead.  The Company will need to raise additional funds, either in the form of an advance or an equity investment by the Company's President; or in the form of equity investment by outside investors, or some combination of each.

Liquidity and Capital Resources

As of November 30, 2007, the Company remains in the development stage. For the period ended November 30, 2007, the Company's balance sheet reflects current and total assets of $2,101 in the form of cash and cash equivalents, total liabilities of $25,474 and stockholder’s (deficit) of $23,373 and accumulated (deficit) during the development stage of $31,886.

The Company does not have sufficient assets or capital resources to pay its on-going expenses while it is seeking out business opportunities. The Company has no agreement in place with its stockholder or other persons to pay expenses on its behalf, but it is currently anticipated that the Company will rely on loans from the sole stockholder, Mr. Wilson Cheung, to pay any daily operating expenses prior to any fund raising exercise. The Company anticipates that this arrangement will not change until the Company is able to consummate a business transaction.

Plan of Operations in the next 12 months

The Company recorded a net loss of $3,195 and $9,309 for the three and nine month periods ended November 30, 2007, and a net loss of $31,886 from inception, December 15, 2005, through November 30, 2007.

As the Company has minimal cash and has not yet earned revenue from any business operations, it is planning to raise additional capital through the sale of 200,000 shares common stock in the next 12 months. Through the sale of 200,000 shares of common stock at a price of $0.50 per share, it is expected that the Company will raise an aggregate of $100,000 for operating expenses and business expansion.

The Company plans to allocate 30% of any proceeds received to cover the expenses incurred in the offering.  If the offering is 30% or less subscribed, all proceeds will be used to pay the expenses of the offering.  We plan to use the proceeds, if any, from the offering to develop our business and acquire equipment to improve our efficiency.  If the offering is fully subscribed, we plan to allocate 55% of the proceeds received to working capital. If only 75% or 50% of the offering is subscribed, we may allocate 45% or 25% of the proceeds received to working capital, respectively. The remaining 5% and 10% of any proceeds received will be used for future administrative expenses and business development.

Funds allocated to working capital are intended to be used for hiring two employees in the coming 12 months. One employee will be a professional salesperson, and the other will be responsible for drafting the marketing reports and promotional plans for MDC Limited. If we do not obtain enough funds from this offering, we may hire only one marketing professional to assist MDCI’s Director and President, Mr. Wilson Cheung.

Funds allocated to business development are intended to be used to prepare marketing materials for us to locate new business partners. We hope to build up our corporate reputation and align with more business partners to provide our consultancy services to them. The funds allocated to administrative expenses are intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, and utility expenses.

Management plans to temporarily advance capital to maintain normal operations. Management has agreed to provide temporary financing to the Company, but is not contractually obligated to do so.

If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our operations.

The Company does not maintain an office and its employees will be stationed at the office of the President, for which the Company pays no rent. It is expected that the Company will not purchase any property in the coming 12 months.

Employees

At present, we have no full or part-time employees. MDCI is currently managed by Mr. Wilson Kin Cheung, the President and Director of the Company. Mr. Cheung devotes approximately 25% of his time to our operations and we have not signed any employee agreement with Mr. Cheung. We presently do not have pension, health, annuity, insurance, stock options, profit sharing and similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

Product research and development

Although we are not the developer of the Products, we can obtain feedback from our clients and inform MDC Limited of that feedback. We will invite clients to fill in feedback questionnaires to express their opinions and comments on the usage of the Products and communicate with MDC Limited from time to time.  We will also use the feedback to request changes from MDC Limited.

Description of Property

Office Facilities

We have no real property and currently operate from limited office space provided by Easterly Financial Investment Limited (“Easterly”), for which we pay no rent. Easterly is located at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong. We have no plans to obtain additional office space for the next twelve months until our business is more developed.

Description of Securities

The Company's authorized capital is 80,000,000 shares of common stock with US$0.001 par value. As of November 30, 2007, there were 8,500,000 common voting shares issued and outstanding.

In the event that we require more working capital, management has agreed to provide additional capital but it has no contractual obligation to do so. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all.

We record our finances in Hong Kong dollars and report our operations in U.S. dollars. Fluctuations in the exchange rate between Hong Kong dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements. We do not expect to actively use derivative instruments to reduce our exposure to foreign currency risk.

The following table sets forth certain information concerning the average rates of exchange between Hong Kong dollars and U.S. dollars for the periods indicated. It represents the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average noon buying rate is determined by averaging the rates on the last business day of each month during the relevant period.

                  CALENDAR YEAR              AVERAGE NOON

                                                                     BUYING RATE

                                                                   (HK$ PER US$)

                       2001                                             7.7997

                       2002                                             7.7996

                       2003                                             7.7864

                       2004                                             7.7899

                       2005                                             7.7755

        2006                                             7.7689

        2007

                              7.8026

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2006, the FASB released SFAS No. 156 “Accounting for Servicing of Financial Assets: an amendment of FASB Statement No. 140” to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value. SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. The adoption of SFAS No. 156 has no material impact on the Company’s financial statements.

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes”. This interpretation requires that the entity recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The adoption of FIN 48 has no impact on the Company’s financial statement.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ended after November 15, 2006. The adoption of SFAS No. 108 has no material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008.  The Company is currently evaluating the impact of adopting SFAS 159 on its financial statements.

LEGAL MATTERS

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements of the Company for the year ended February 28, 2007 and for the period from inception December 15, 2005 through February 28, 2006, included in this prospectus have been audited by PKF Hong Kong, China, Certified Public Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2007 (UNAUDITED)

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

AS OF  NOVEMBER 30, 2007 AND FEBRUARY 28, 2007

	As of	As of
	November 30,	February 28,
	2007	2007
	(Unaudited)	(Audited)
	US$	US$
ASSETS

Current assets
Cash and cash equivalents	2,101	2,184

Total assets	2,101	2,184

LIABILITIES AND STOCKHOLDER’S (DEFICIT)

Current liabilities
Accrued audit fee	1,541	4,736
Amount due to a stockholder (Note 9)	23,933	11,449

Total liabilities	25,474	16,185

Stockholder’s (deficit)
Common stock - US$0.001 par value (Note 6) :
authorized 80,000,000 shares; 8,500,000
shares issued and outstanding	8,500	8,500
Accumulated (deficit) during the development stage	(31,886)	(22,577)
Accumulated other comprehensive income	13	76

Total stockholder’s (deficit)	(23,373)	(14,001)

Total liabilities and stockholder’s (deficit)	2,101	2,184

See accompanying notes to condensed financial statements.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2007

AND FROM INCEPTION ON DECEMBER 15, 2005 THROUGH NOVEMBER 30, 2007

	Three months ended November 30,		Nine months ended November 30,		Cumulative total since inception
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	US$	US$	US$	US$	US$

Revenue	-	-	-	-	-

Expenses
Formation expenses	-	-	-	-	563
General and administrative expenses	3,205	6,273	9,343	11,001	31,414

Loss from operations	(3,205)	(6,273)	(9,343)	(11,001)	(31,977)
Interest income	10	13	34	42	91

Loss before income taxes	(3,195)	(6,260)	(9,309)	(10,959)	(31,886)
Income taxes (Note 4)	-	-	-	-	-

Net loss	(3,195)	(6,260)	(9,309)	(10,959)	(31,886)

Other comprehensive income (Loss)
Foreign currency translation
adjustment	(28)	6	(63)	15	13

Total comprehensive loss	(3,223)	(6,254)	(9,372)	(10,944)	(31,873)

Net loss per share:
Basic and diluted (Note 5)	(0.00)	(0.00)	(0.00)	(0.00)	(0.01)

Weighted average number of shares:
Basic and diluted	8,500,000	7,818,582	8,500,000	3,657,455	5,851,815

See accompanying notes to condensed financial statements.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

FOR THREE AND NINE MONTHS ENDED NOVEMBER 30, 2007

AND FROM INCEPTION ON DECEMBER 15, 2005 THROUGH NOVEMBER 30, 2007

	Three months ended		Nine months ended		Cumulative total since inceptiom (Unaudited)
	November 30		November 30
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	US$	US$	US$	US$	US$

Cash flows from operating activities:
Net Loss	(3,195)	(6,260)	(9,309)	(10,959)	(31,886)
Change in liabilities:
Accrued audit fee	3	1,995	(3,195)	636	1,541

Net cash used in operating activities	(3,192)	(4,265)	(12,504)	(10,323)	(30,345)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	6,900	-	6,900	8,500
Advance from a stockholder	3,203	-	12,484	5,988	23,933

Net cash provided by financing activities	3,203	6,900	12,484	12,888	32,433

Effect of rate changes on cash	(28)	6	(63)	15	13

Net change in cash and cash equivalents	(17)	2,641	(83)	2,580	2,101

Cash and cash equivalents, beginning of period	2,118	2,264	2,184	2,325	-

Cash and cash equivalents, end of period	2,101	4,905	2,101	4,905	2,101

Cash paid for:
Income taxes paid	-	-	-	-	-
Interest paid	-	-	-	-	-

See accompanying notes to condensed financial statements.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2007 (UNAUDITED)

1.

DESCRIPTION OF BUSINESS

Market Data Consultants, Inc. (the “Company”) was incorporated in the State of Delaware on December 15, 2005 for the purpose of exploring new business opportunities.

On February 1, 2006, the Company entered into a service agreement with Market Data Consultants Limited (“MDCL”), which is a computer software company and has acquired certain computer software license.  MDCL is not a related company although its name is similar to the name of the Company.  Pursuant to the agreement, the Company shall provide consultancy services to MDCL by looking for new business opportunities, locating potential clients to MDCL and providing market data consulting services.

The Company has not rendered any consultancy services to MDCL and is a development stage company during the period.

2.

BASIS OF PRESENTATION

The accompanying condensed financial statements are unaudited.  These condensed financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such SEC rules and regulations.  Nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading.  These financial statements and the notes hereto should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended February 28, 2007 which was filed May 29, 2007.

In the opinion of the management of the Company, the condensed financial statements for the unaudited interim periods presented include all adjustments, including normal recurring adjustments, necessary to fairly present the results of such interim periods and the financial position as of the end of said period.  The results of operations for the interim period are not necessarily indicative of the results for the full year.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2007 (UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Continuance of operations

These condensed financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business.   As of November 30, 2007, the Company had cash and cash equivalents of US$2,101, working (deficit) and stockholder’s (deficit) of US$(23,373) and accumulated (deficit) of US$(31,886) respectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans on the continuation of the Company as a going concern include financing the Company’s existing and future operations through additional issuance of common stock and/or advances from the sole stockholder and seeking for profitable business opportunities.  However, the Company has no assurance with respect to these plans.  The accompanying condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash equivalents comprise highly liquid investments with original maturity of three months or less.  At November 30, 2007, cash equivalents consist of bank balance of US$2,101 denominated in Hong Kong dollars (“HKD”).

Concentration of risk

The Company maintains a HKD savings account with a commercial bank in Hong Kong, which are financial instruments that are potentially subject to concentration of credit risk.  During the reporting period, the Company has not engaged in any hedging activities.

Income taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statement bases of assets and liabilities.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that these deferred tax assets will not be realized.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2007 (UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Foreign currency translation

The Company keeps cash and cash equivalents and incurred expenses in HKD during the reporting period and thus HKD is considered to be the functional currency.  Transactions denominated in currencies other than HKD are translated into HKD at the applicable rates of exchange prevailing at the dates of the transactions.  Monetary assets and liabilities denominated in other currencies are translated into HKD at the rates of exchange prevailing at the balance sheet date.  Exchange gains and losses are included in the determination of net income.

For financial reporting purposes, HKD has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated into US$ at the exchange rate in effect at the period end.  Income and expenses are translated at average exchange rate prevailing during the period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholder’s equity as “Accumulated other comprehensive loss  - foreign currency translation adjustments”.  Gains and losses resulting from foreign currency translation are included in other comprehensive income.

 Conversion of amounts from Hong Kong dollars into United States dollars has been made at the exchange rate of US$1.00 = HK$7.77 for the three and nine months ended November 30, 2007 and US$1.00 = HK$7.79 as at November 30, 2007.

Use of estimates

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these condensed financial statements and the accompanying notes during the reporting period.  Actual results could differ from those estimates.

Fair values of financial instruments

Financial instruments include cash equivalents, accrued audit fee and amount due to a stockholder.  Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.  The respective carrying values of financial instruments approximate their fair values.  Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2007 (UNAUDITED)

4.

INCOME TAXES

A reconciliation of income taxes at statutory rate is as follows:

	Three months ended November 30,		Nine months ended November 30,		Cumulative total since inception
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	US$	US$	US$	US$	US$

Loss before income taxes	(3,195)	(6,260)	(9,309)	(10,959)	(31,886)

Expected benefit at statutory
rate of 34%	(1,086)	(2,128)	(3,165)	(3,726)	(10,841)
Valuation allowance	1,086	2,128	3,165	3,726	10,841

	-	-	-	-	-

Recognized deferred income tax asset is as follows:

	As of	As of
	November 30,	February 28,
	2007	2007
	(Unaudited)	(Audited)
	US$	US$

Operating losses available for future periods	10,841	7,676
Valuation allowance	(10,841)	(7,676)

	-	-

At November 30, 2007, the Company has incurred operating losses of US$31,886 which, if unutilized, will expire through to 2027.  Future tax benefits arising as a result of these losses have been offset by a valuation allowance.

5.

NET LOSS PER SHARE

During the reporting period, the Company did not issue any dilutive instruments.  Accordingly, the reported basic and diluted loss per share is the same.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2007 (UNAUDITED)

6.

COMMON STOCK

The Company was incorporated on December 15, 2005 with authorized capital of 80,000,000 shares of common stock of US$0.001 par value.  On January 9, 2006 and September 10, 2006, 1,600,000 and 6,900,000 shares of common stock of US$0.001 par value totaling US$1,600 and US$6,900 were issued for cash respectively.

7.

STOCK INCENTIVE PLAN

The Company has not established any stock incentive plan since its incorporation.

8.

COMMITMENTS AND CONTINGENCIES

The Company had no commitments or contingent liabilities as of November 30, 2007.

9.

RELATED PARTY TRANSACTIONS

The sole stockholder, who is also the director, advanced US$11,449 and US$12,484 to the Company financing its working capital for the period from inception on December 15, 2005 through February 28, 2007 and for the nine months ended November 30, 2007, respectively.  The advance is interest-free, unsecured and repayable on demand.

The Company maintained a mailing address at the office of the director for rent-free during the period from inception on December 15, 2005 to November 30, 2007.

 FINANCIAL STATEMENTS

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

FOR THE YEAR ENDED FEBRUARY 28, 2007

INDEX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

47

BALANCE SHEETS

48

STATEMENTS OF OPERATIONS

49

STATEMENTS OF STOCKHOLDER’S (DEFICIT)

50

STATEMENTS OF CASH FLOWS

51

NOTES TO FINANCIAL STATEMENTS

52

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the sole director and stockholder of Market Data Consultants, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Market Data Consultants, Inc. (the “Company”) as of February 28, 2007 and 2006, and the related statements of operations, stockholder’s (deficit) and cash flows for the year ended February 28, 2007, for the period from December 15, 2005 (date of inception) to February 28, 2006 and for the period from December 15, 2005 (date of inception) to February 28, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Market Data Consultants, Inc. as of February 28, 2007 and 2006, and the results of its operations and its cash flows for the year ended February 28, 2007, for the period from December 15, 2005 (date of inception) to February 28, 2006 and for the period from December 15, 2005 (date of inception) to February 28, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company is a development stage company and has an accumulated (deficit) as of February 28, 2007, these factors raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PKF

Certified Public Accountants

Hong Kong, China

May 11, 2007

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF FEBRUARY 28, 2007 AND FEBRUARY 28, 2006

	As of	As of
	February 28,	February 28,
	2007	2006
	US$	US$
ASSETS

Current assets
Cash and cash equivalents	2,184	2,325

Total assets	2,184	2,325

LIABILITIES AND STOCKHOLDER’S (DEFICIT)

Current liabilities
Accrued audit fee	4,736	3,225
Amount due to a stockholder (Note 7)	11,449	1,544

Total liabilities	16,185	4,769

Stockholder’s (deficit)
Common stock - US$0.001 par value (Note 4):
authorized 80,000,000 shares; 8,500,000 and 1,600,000
shares in 2007 and 2006 respectively issued and outstanding	8,500	1,600
Accumulated (deficit) during the development stage	(22,577)	(4,044)
Accumulated other comprehensive income	76	-

Total stockholder’s (deficit)	(14,001)	(2,444)

Total liabilities and stockholder’s (deficit)	2,184	2,325

See accompanying notes to financial statements.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED FEBRUARY 28, 2007

FROM INCEPTION ON DECEMBER 15, 2005 THROUGH FEBRUARY 28, 2006

AND FROM INCEPTION ON DECEMBER 15, 2005 THROUGH FEBRUARY 28, 2007

			From
			December 15,
		For the	2005 (Date of
	Cumulative	year ended	inception) to
	total since	February 28,	February 28,
	inception	2007	2006
	US$	US$	US$

Revenue	-	-	-

Expenses
Formation expenses	563	-	563
General and administrative expenses	22,071	18,587	3,484

Loss from operations	(22,634)	(18,587)	(4,047)
Interest income	57	54	3

Loss before income taxes	(22,577)	(18,533)	(4,044)
Income taxes (Note 2)	-	-	-

Net loss	(22,577)	(18,533)	(4,044)

Net loss per share:
Basic and diluted (Note 3)	(0.0054)	(0.0038)	(0.0038)

Weighted average number of shares:
Basic and diluted	4,200,454	4,851,507	1,073,684

See accompanying notes to financial statements.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDER’S (DEFICIT)

FROM INCEPTION ON DECEMBER 15, 2005 THROUGH FEBRUARY 28, 2007

			Accumulated
			(deficit )	Accumulated
	Common stock		during the	other
	No. of		development	comprehensive
	shares	Amount	stage	income	Total
		US$	US$	US$	US$
Issuance of common stock
on January 9, 2006 (Note 4)	1,600,000	1,600	-	-	1,600

Net loss from December 15, 2005
(date of inception) to
February 28, 2006	-	-	(4,044)	-	(4,044)

Balance, February 28, 2006	1,600,000	1,600	(4,044)	-	(2,444)

Issuance of common stock
on September 10, 2006 (Note 4)	6,900,000	6,900	-	-	6,900

Net loss for the year ended
February 28, 2007	-	-	(18,533)	-	(18,533)
Foreign currency translation	-	-	-	76	76

Comprehensive (loss)					(18,457)

Balance, February 28, 2007	8,500,000	8,500	(22,577)	76	(14,001)

See accompanying notes to financial statements.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED FEBRUARY 28, 2007

FROM INCEPTION ON DECEMBER 15, 2005 THROUGH FEBRUARY 28, 2006

AND FROM INCEPTION ON DECEMBER 15, 2005 THROUGH FEBRUARY 28, 2007

			From
			December 15,
		For the	2005 (Date of
	Cumulative	year ended	inception) to
	total since	February 28,	February 28,
	inception	2007	2006
	US$	US$	US$
Cash flows from operating activities:
Net loss	(22,577)	(18,533)	(4,044)
Change in liabilities:
Accrued audit fee	4,736	1,511	3,225

Net cash used in operating activities	(17,841)	(17,022)	(819)

Cash flows from financing activities:
Proceeds from issuance of common stock	8,500	6,900	1,600
Advance from a stockholder	11,449	9,905	1,544

Net cash provided by financing activities	19,949	16,805	3,144

Effect of rate changes on cash	76	76	-

Net change in cash and cash equivalents	2,184	(141)	2,325

Cash and cash equivalents, beginning of period	-	2,325	-

Cash and cash equivalents, end of period	2,184	2,184	2,325

Cash paid for:
Income taxes paid	-	-	-
Interest paid	-	-	-

See accompanying notes to financial statements.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED FEBRUARY 28, 2007

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Corporate information

Market Data Consultants, Inc. (the “Company”) was incorporated in the State of Delaware on December 15, 2005 for the purpose of exploring new business opportunities.

On February 1, 2006, the Company entered into a service agreement with Market Data Consultants Limited (“MDCL”), which is a computer software company and has acquired certain computer software license.  MDCL is not a related company although its name is similar to the name of the Company.  Pursuant to the agreement, the Company shall provide consultancy services to MDCL by looking for new business opportunities, locating potential clients to MDCL and providing market data consulting services.

The Company has not rendered any consultancy services to MDCL and is a development stage company during the period.

Continuance of operations

These financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business.  As of February 28, 2007, the Company had cash and cash equivalents of US$2,184, working (deficit) and stockholder’s (deficit) of US$14,001 and accumulated (deficit) of US$22,577 respectively.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans on the continuation of the Company as a going concern include financing the Company’s existing and future operations through additional issuance of common stock and/or advances from the sole stockholder and seeking for profitable business opportunities.  However, the Company has no assurance with respect to these plans.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash equivalents comprise highly liquid investments with original maturity of three months or less.  At February 28, 2007, cash equivalents consist of bank balance of US$2,184 denominated in Hong Kong dollars (“HKD”).

Concentration of risk

The Company maintains a HKD savings account with a commercial bank in Hong Kong, which are financial instruments that are potentially subject to concentration of credit risk.  During the reporting period, the Company has not engaged in any hedging activities.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED FEBRUARY 28, 2007

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Income taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for all significant temporary differences between tax and financial statement bases of assets and liabilities.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that these deferred tax assets will not be realized.

Foreign currency translation

The Company keeps cash and cash equivalents and incurred expenses in HKD during the reporting period and thus HKD is considered to be the functional currency.  Transactions denominated in currencies other than HKD are translated into HKD at the applicable rates of exchange prevailing at the dates of the transactions.  Monetary assets and liabilities denominated in other currencies are translated into HKD at the rates of exchange prevailing at the balance sheet date.  Exchange gains and losses are included in the determination of net income.

For financial reporting purposes, HKD has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated into US$ at the exchange rate in effect at the period end.  Income and expenses are translated at average exchange rate prevailing during the period.  Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholder’s equity as “Accumulated other comprehensive income - foreign currency translation adjustments”.  Gains and losses resulting from foreign currency translation are included in other comprehensive income.

Conversion of amounts from Hong Kong dollars into United States dollars has been made at the exchange rate of US$1.00 = HK$7.78 for the year ended February 28, 2007 and US$1.00 = HK$7.75 from inception on December 15, 2005 to February 28, 2006.  There is a comprehensive income of US$76 due to the effect of rate changes during the reporting fiscal year 2007.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes during the reporting period.  Actual results could differ from those estimates.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED FEBRUARY 28, 2007

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Fair values of financial instruments

Financial instruments include cash equivalents, accrued audit fee and amount due to a stockholder.  Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.  The respective carrying values of financial instruments approximate their fair values.  Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

2.

INCOME TAXES

			From
			August 10,
		For the year	2005 (date of
	Cumulative	ended	inception) to
	total since	February 28,	November 30,
	inception	2007	2006
	US$	US$	US$

Loss before income taxes	(22,577)	(18,533)	(4,044)

Expected benefit at statutory rate of 34%	(7,676)	(6,301)	(1,375)
Valuation allowance	7,676	6,301	1,375

	-	-	-

Recognized deferred income tax asset is as follows :-

	As of	As of
	February 28,	February 28,
	2007	2006
	US$	US$

Operating losses available for future periods	7,676	1,375
Valuation allowance	(7,676)	(1,375)

	-	-

At February 28, 2007, the Company has incurred operating losses of US $22,577, which, if unutilized, will expire through to 2026.  Future tax benefits arising as a result of these losses have been offset by a valuation allowance.

MARKET DATA CONSULTANTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED FEBRUARY 28, 2007

3.

NET LOSS PER SHARE

During the reporting period, the Company did not issue any dilutive instruments.  Accordingly, the reported basic and diluted loss per share is the same.

4.

COMMON STOCK

The Company was incorporated on December 15, 2005 with authorized capital of 80,000,000 shares of common stock of US$0.001 par value.  On January 9, 2006 and September 10, 2006, 1,600,000 and 6,900,000 shares of common stock of US$0.001 par value totaling US$1,600 and US$6,900 were issued for cash respectively.

5.

STOCK INCENTIVE PLAN

The Company has not established any stock incentive plan since its incorporation.

6.

COMMITMENTS AND CONTINGENCIES

The Company had no commitments or contingent liabilities as of February 28, 2007.

7.

RELATED PARTY TRANSACTIONS

The sole stockholder, who is also the director, advanced US$1,544 and US$9,905 to the Company financing its working capital for the period from inception on December 15, 2005 through February 28, 2006 and for the year ended February 28, 2007, respectively.  The advance is interest-free, unsecured and repayable on demand.

The Company maintained a mailing address at the office of the director for rent-free during the period from inception on December 15, 2005 to February 28, 2007.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to §145 of the Delaware General Corporate Law:

(a)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will incur the following expenses in relation to this offering, assuming that all shares are sold in this offering:

Type of Expense	Amount

Registration Fees	$ 10.70

Transfer Agent’s Fees (1)	$ 1,000.00

Printing, Postage, Distribution, etc. (1)	$ 300.00

Legal Fees (1)	$ 25,000.00

Accounting Fees (1)	$ 3,700.00

Miscellaneous (1)	$ 50.00

Total (1)	$ 30,060.70

(1) Estimated.

UNREGISTERED SALES OF SECURITIES

On January 9, 2006 and September 10, 2006, the Company issued 1,600,000 shares and 6,900,000 to Wilson Kin Cheung in exchange for $1,600 and $6,900, respectively.  The securities were not registered under the Securities Act of 1933.  The Company completed the offerings pursuant to Regulation S of the Securities Act. Mr. Cheung represented to the Company that he was a non-US person as defined in Regulation S. The Company did not engage in a distribution of this offering in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in according with Regulation S. Each investor was given adequate access about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

EXHIBITS

3.1

Articles of Incorporation (herein incorporated by reference from filing on Form 10SB12G filed by MDCI on May 18, 2006.)

3.2

Bylaws (herein incorporated by reference from filing on Form 10SB12G filed by MDCI on May 18, 2006.)

5.1

Opinion of Corporate Counsel*

10.1

Contract with Market Data Consultants Limited signed on February 1, 2006. (herein incorporated by reference to the Registration Statement filed with the SEC on December 22, 2006.)

23.1

Consent of Certified Public Accountants*

23.2

Consent of Corporate Counsel (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized in Central, Hong Kong on April 7, 2008

MARKET DATA CONSULTANTS, INC.

By: /s/ Wilson Cheung, President and Director

Date: April 7, 2008

By: /s/ Wilson Cheung, Chief Financial Officer

Date: April 7, 2008

By: /s/ Wilson Cheung, Chief Accounting Officer

Date: April 7, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

By: /s/ Wilson Cheung, President and Director

Date: April 7, 2008

By: /s/ Wilson Cheung, Principal Financial Officer

Date: April 7, 2008